                                                                   EXHIBIT 11.1

                             MASTER GRAPHICS, INC.

          COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE (1)(2)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                YEAR ENDED          THREE MONTHS ENDED    THREE MONTHS ENDED
                     YEAR      SIX MONTHS    DECEMBER 31, 1997           MARCH 31,          MARCH 31, 1997
                     ENDED       ENDED     ----------------------   -------------------- ----------------------
                   JUNE 30,   DECEMBER 31,            PRO FORMA,                                     PRO FORMA
                     1997         1997     PRO FORMA  AS ADJUSTED     1997       1998    PRO FORMA  AS ADJUSTED
                   ---------  ------------ ---------  -----------   ---------  --------- ---------  -----------
Net earnings
(loss)............ $  (1,273)  $  (3,819)  $  (5,482)  $     563    $    (249) $     443 $  (1,073)  $      73
Less preferred
stock dividends...       --          --          114         114                                29          29
Less accretion of
preferred stock
discount..........       --          --          116         116          --         --         29          29
                   ---------   ---------   ---------   ---------    ---------  --------- ---------   ---------
 Net earnings
 (loss) applicable
 to common
 shares........... $  (1,273)  $  (3,819)  $  (5,712)  $     333         (249)       443 $  (1,131)  $      15
                   =========   =========   =========   =========    =========  ========= =========   =========
Basic:
 Weighed average
 common shares
 outstanding...... 4,000,000   4,000,000   4,000,000   7,666,664(3) 4,000,000  4,000,000 4,000,000   7,666,664
                   =========   =========   =========   =========    =========  ========= =========   =========
  Basic earnings
  (loss) per
  share........... $   (0.32)  $   (0.95)  $   (1.43)  $    0.04    $   (0.06) $    0.11 $   (0.28)  $    0.00
                   =========   =========   =========   =========    =========  ========= =========   =========
Diluted:
 Weighted average
 common shares
 outstanding...... 4,000,000   4,000,000   4,000,000   7,666,664    4,000,000  4,000,000 4,000,000   7,666,664
 Assumed
 conversion of
 preferred stock..       --          --      177,776     177,776          --         --    177,776     177,776
 Assumed exercise
 of warrants......       --      355,552     449,997     220,000          --     444,440   449,997     220,000
 Assumed exercise
 of the stock
 option clause in
 the deferred
 compensation
 agreements.......       --          --          --      100,000          --         --        --      100,000
                   ---------   ---------   ---------   ---------    ---------  --------- ---------   ---------
                   4,000,000   4,355,552   4,627,773   8,164,440    4,000,000  4,444,440 4,627,773   8,164,440
                   =========   =========   =========   =========    =========  ========= =========   =========
  Diluted earnings
  (loss) per
  share(4)........ $   (0.32)  $   (0.88)  $   (1.18)  $   0.069    $   (0.06) $    0.10 $   (0.23)  $    0.01
                   =========   =========   =========   =========    =========  ========= =========   =========
                    THREE MONTHS ENDED
                      MARCH 31, 1998
                   ----------------------
                              PRO FORMA,
                   PRO FORMA  AS ADJUSTED
                   ---------- -----------
Net earnings
(loss)............ $    (656)  $     287
Less preferred
stock dividends...        29          29
Less accretion of
preferred stock
discount..........        29          29
                   ---------- -----------
 Net earnings
 (loss) applicable
 to common
 shares........... $    (714)  $     229
                   ========== ===========
Basic:
 Weighed average
 common shares
 outstanding...... 4,000,000   7,666,664
                   ========== ===========
  Basic earnings
  (loss) per
  share........... $   (0.18)  $    0.03
                   ========== ===========
Diluted:
 Weighted average
 common shares
 outstanding...... 4,000,000   7,666,664
 Assumed
 conversion of
 preferred stock..   177,776     177,776
 Assumed exercise
 of warrants......   449,997     220,000
 Assumed exercise
 of the stock
 option clause in
 the deferred
 compensation
 agreements.......       --      100,000
                   ---------- -----------
                   4,627,773   8,164,440
                   ========== ===========
  Diluted earnings
  (loss) per
  share(4)........ $   (0.14)  $    0.04
                   ========== ===========

----
Notes:
(1) Computation of net earnings (loss) per common share for the fiscal years 1993 through 1996 is not shown as the Company's capital structure during those periods consisted solely of 4,000,000 (as adjusted) shares of common stock and there were no potential equity instruments issued.

(2) Shares are adjusted to reflect a 40,000 to 1 stock split.
(3) Includes shares issued in connection with the Offering (3,400,000 shares) and shares issued upon exercise of a warrant (266,664 shares).

(4) Diluted earnings (loss) per share is set forth herein in accordance with
    Item 601 of Regulation S-K. The resulting historical diluted earnings
    (loss) per share for the six months ended December 31, 1997 were anti-dilutive and, therefore, are not disclosed in the statement of operations. Earnings (loss) per share on a pro forma basis were anti-dilutive due to the preferred stock conversions and the warrant exercise, and, therefore have not been assumed in the unaudited pro forma condensed consolidated statement of operations (pro forma column). Earnings per share on a pro forma as adjusted basis were anti-dilutive due to the preferred stock conversion, and, therefore, that conversion was not assumed in the unaudited pro forma condensed consolidated statement of operations (as adjusted column).